Exhibit 99.1

BED BATH & BEYOND INC. PROVIDES UPDATE ON FOURTH QUARTER FINANCIAL PERFORMANCE

UNION, New Jersey, February 11, 2020 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today reported preliminary, unaudited financial performance data for the first two months of the fiscal 2019 fourth quarter (December 2019 and January 2020), including a 5.4% decline in comparable sales driven primarily by store traffic declines combined with inventory management issues, and increased promotional activity and markdowns. The Company is providing this update today to provide visibility into the current pressures on the business, which the Company’s new management has been reviewing to ascertain insights and key learnings.

Mark J. Tritton, President and CEO of Bed Bath & Beyond, said, “We are experiencing short-term pain in our efforts to stabilize the business, including the pressures of store traffic trends coupled with our own executional challenges. However, we did achieve a notable positive shift in sales in our digital channels during this period, with growth of approximately 20%. I believe we can solidify this growth, while also addressing the broader stabilization of our business.”

Tritton added, “We are beginning to make bold and broad-based changes to modernize our business and better serve our customers. Our ability to achieve this and change the trajectory of our current results will take time, as we remaster the fundamentals of merchandising, pricing and promotion, and focus on our digital channels as part of our go-forward strategy.”

Fiscal December 2019/January 2020 Comparable Sales

For the first two months of the fiscal 2019 fourth quarter (December 2019 and January 2020), the Company’s comparable sales declined 5.4%, reflecting a low-double-digit percentage decrease in transactions in stores, partially offset by a mid-single-digit percentage increase in the average transaction amount. On a directional basis, comparable sales from stores declined nearly 11%, while comparable sales from digital channels grew approximately 20%.

Comparable sales include the shift of the Cyber Monday holiday week, which is in the Company’s fiscal fourth quarter this year versus the fiscal third quarter of last year. Adjusting for the calendar shift to exclude Cyber Monday week in both periods, comparable sales for the first two months of the fiscal 2019 fourth quarter declined 13%.

Product availability leading into the holiday period was also a contributing factor, as inventory within certain key categories in the Bed Bath & Beyond assortment was too low or out-of-stock during the period. The Company is immediately reforming its internal planning and inventory management procedures to master the fundamentals.

Fiscal December 2019/January 2020 Gross Margin

The Company’s gross margin during the first two months of the fiscal 2019 fourth quarter declined around 300 basis points primarily due to an unfavorable impact on merchandise margin from promotional activity during the period. In addition, the Company experienced an increased penetration of digital sales within its mix of total sales during the period which unfavorably impacted gross margin.

Fiscal December 2019/January 2020 Selling, General & Administrative Expenses (SG&A)

During the first two months of the fiscal 2019 fourth quarter, the Company’s SG&A as a percentage of net sales increased approximately 390 basis points, which included approximately 200 basis points related to the impact of the sale-leaseback transaction ($(32.5) million) announced in January, and severance expense ($10.7 million) associated with the extensive leadership changes announced in December 2019.

Excluding those two non-routine items, adjusted SG&A as a percentage of net sales increased approximately 190 basis points primarily due to the effect of fixed costs, such as occupancy and technology-related expenses, including depreciation, on a lower sales base. Additionally, higher advertising expense related to promotional activity, and higher consulting expense associated with efforts to expedite the Company’s ongoing transformation initiatives and its review of assets, contributed to the increase as a percentage of net sales.

Tritton concluded, “As we take steps to position Bed Bath & Beyond to deliver long-term sustainable growth, we are fast tracking our efforts to rebalance our portfolio, reset our cost structure, and enhance our leadership and talent.”

The financial results presented in this press release are, or are based on, unaudited, interim results. The Company’s actual financial results for the full fiscal 2019 fourth quarter and full fiscal year ending February 29, 2020 may vary from the interim results included herein, subject to completion of the period, finalization of normal quarter-end and year-end accounting procedures, such as the review of and adjustment to inventory reserve estimates and sales returns and the completion of a physical inventory in stores, which could have a material impact positively or negatively on the Company’s actual results, and the audit of its fiscal 2019 financial statements.

Fiscal 2019 Fourth Quarter Earnings Date

Bed Bath & Beyond Inc. will report its fiscal 2019 fourth quarter and full-year results after the market close on Wednesday, April 15, 2020.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that is the trusted expert for the home and heart-felt life events. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Non-GAAP Information

This press release contains certain non-GAAP information, including adjusted selling, general & administrative expenses, which is intended to provide visibility into the Company’s core operations by excluding the effects of the loss related to the sale-leaseback transaction and severance costs. The Company’s definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s progress and anticipated progress towards its long-term objectives. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s financial results presented in this press release are subject to completion of the fiscal fourth quarter, finalization of its normal quarter-end and year-end accounting procedures, and the audit of its fiscal 2019 financial statements. Further, actual results and future financial condition may differ materially from those expressed or either expressly or impliedly referenced in any forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (908) 855-4202 or dominic.pendry@bedbath.com